Exhibit 99.1

               HILAND PARTNERS, LP REPORTS FOURTH QUARTER RESULTS
                        AND ANNOUNCES EXPANSION PROJECTS

    ENID, Okla., Feb. 21 /PRNewswire-FirstCall/ -- Hiland Partners, LP (Nasdaq:
HLND) (the "Partnership") today reported quarterly net income for the three months ended December 31, 2005 of $4.1 million ($0.50 per limited partner unit) compared to net income of $2.3 million for the three months ended December 31, 2004, an increase of 81%. EBITDA (EBITDA is defined as net income plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense) for the three months ended December 31, 2005 was $9.6 million compared to $3.6 million for the three months ended December 31, 2004, an increase of 165%. Total segment margin for the three months ended December 31, 2005 was $12.8 million compared to $5.3 million for the three months ended December 31, 2004, an increase of 140%. The increases are primarily attributable to higher average realized natural gas and NGL sales prices and the inclusion of the results of operations from the assets contributed to us by Hiland Partners, LLC (the Worland gathering system and compression assets) as part of our initial public offering on February 15, 2005 and the acquisition of Hiland Partners, LLC (the Bakken gathering system) effective September 1, 2005.

    For the year ended December 31, 2005, the Partnership reported net income of $10.3 million compared to net income of $4.9 million for the year ended December 31, 2004, an increase of 110%. EBITDA for the year ended December 31, 2005 was $23.9 million compared to $9.8 million for the year ended December 31, 2004, an increase of 143%. Total segment margin for the year ended December 31, 2005 was $33.5 million compared to $15.8 million for the year ended December 31, 2004, an increase of 113%. The increases are primarily attributable to higher average realized natural gas and NGL sales prices and the inclusion of the results of operations from the assets contributed to us by Hiland Partners, LLC (the Worland gathering system and compression assets) as part of our initial public offering on February 15, 2005 and the acquisition of Hiland Partners, LLC (the Bakken gathering system) effective September 1, 2005.

    Our results of operations for the year ended December 31, 2005 include the financial results of Continental Gas, Inc. (our predecessor) through February 14, 2005. Our financial results also include the results of operations of Hiland Partners, LP for the period from February 15, 2005, the date Hiland Partners, LP commenced operations, and the acquisition of the membership interests of Hiland Partners, LLC effective on September 1, 2005. Our financial results for the three months ended and year ended December 31, 2004 represent the financial results of Continental Gas, Inc. (our predecessor). As a result, our results of operations are not comparable on a period-to- period basis.

    For the period from February 15, 2005 (inception of our operations) to December 31, 2005, the Partnership reported net income of $9.8 million ($1.33 per limited partner unit) and EBITDA of $22.7 million.

    On December 2, 2005, the Partnership entered into additional hedges on natural gas. The following table provides information about the most recent derivative instruments:

                                       Monthly
                                       Volume      Price
    Natural Gas Swaps                  (MMBtu)   ($/MMBtu)
    -----------------------------      -------   ---------
    May 2006 - December 2006            95,000   $    9.01
    January 2007 - October 2007         95,000   $    8.12

    In addition to the derivative instruments noted above, on December 6, 2005, the Partnership entered into a forward sales contract to sell approximately 50,000 MMBtu of natural gas per month from January 2007 through December 2007 with weighted average fixed prices per MMBtu of $9.13.

    On January 24, 2006, the Partnership announced an approximate 22% increase in its cash distribution for the fourth quarter of 2005. The declared quarterly distributions on the Partnership's common and subordinated units increased from $0.5125 per unit (an annualized rate of $2.05 per unit) for the third quarter of 2005, to $0.625 per unit (an annualized rate of $2.50 per unit) for the fourth quarter of 2005. This distribution was paid on February 14, 2006 to unitholders of record on February 3, 2006.

    "We are pleased with our fourth quarter and year-end results, which include a full quarter of operations attributable to our Bakken acquisition," said Randy Moeder, President and Chief Executive Officer of Hiland Partners, LP. "In only our first year as a public partnership, we increased our distributions to unitholders by 39%, completed the Bakken acquisition and announced the Badlands expansion project. Both the Bakken acquisition and the Badlands expansion project will allow the Partnership significant opportunities for organic growth well beyond 2007. Through the use of financial hedges and forward sales contracts and with the fixed fee component of the new Badlands Agreement with Continental Resources, Inc., we have significantly reduced the overall impact of lower commodity prices to the Partnership. For the 2006 and 2007 period, approximately 50% and 75%, respectively, of the Partnership's gross margin are hedged or subject to fixed fee arrangements."

    Badlands Gathering Project:
    On February 1, 2006, the Partnership entered into a 5-year definitive purchase agreement with a producer to build additional compression facilities and to expand our existing gas gathering system into South Dakota. The gathering project, which is targeted for completion in the 2nd quarter of 2006, is expected to cost approximately $3.0 million, which the Partnership expects to fund using its existing bank credit facility. Once completed and operational, the Partnership expects the gathering project to generate approximately $1.6 million of EBITDA over the first twelve months of operation.

    Roman Nose Gas Plant Project:
    The Partnership intends to construct a 25 million cubic feet per day natural gas processing facility along our existing Matli Gas Gathering System. This facility will process the existing gas supply on our Matli system and will provide additional plant processing capacity for increased system volumes. The expansion project, which is targeted for completion in the 3rd quarter of 2006, is expected to cost approximately $2.8 million, which the Partnership expects to fund using its existing bank credit facility. Once completed and operational, the Partnership expects the expansion project to generate approximately $1.7 million of EBITDA during the first full year of operation.

    "These additional organic growth opportunities in our core area of operations provide attractive cash flows to the Partnership at very reasonable multiples," said Randy Moeder, President and Chief Executive Officer of Hiland Partners, LP.

    Conference Call Information
    The Partnership has scheduled a conference call for 10:00am Central Standard Time, Wednesday, February 22, 2006, to discuss the 2005 fourth quarter results and the additional 2006 organic growth projects mentioned above. To participate in the call, dial 1.888.396.2298 and participant passcode 92002423, or access it live over the Internet at http://www.hilandpartners.com, on the "investor relations" section of the Partnership's website.

    Use of Non-GAAP Financial Measures
    This press release and the accompanying schedules include the non-generally accepted accounting principles ("non-GAAP") financial measures of EBITDA and total segment margin. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The accompanying schedules do not include reconciliations for our expected EBITDA from the Badlands Gathering Project and the Roman Nose Gas Plant Project because it is impracticable, in this situation, to reconcile EBITDA to net income for the forecasted period. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance.

    About Hiland Partners, LP
    Hiland Partners, LP is a publicly traded midstream energy partnership engaged in gathering, compressing, dehydrating, treating, processing and marketing natural gas, and fractionating, or separating, natural gas liquids, or NGLs. The Partnership also provides air compression and water injection services for use in oil and gas secondary recovery operations. The Partnership's operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States. Hiland Partners, LP's midstream assets consist of eight natural gas gathering systems with approximately 1,140 miles of gathering pipelines, five natural gas processing plants, three natural gas treating facilities and three NGL fractionation facilities. The Partnership's compression assets consist of two air compression facilities and a water injection plant.

    This press release may include certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management's control. An extensive list of factors that can affect future results are discussed in the Partnership's Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

    Other Financial and Operating Data
    Results of Operations

    Set forth in the table below is financial and operating data for Continental Gas, Inc. (predecessor) and Hiland Partners, LP for the periods indicated.

                                            Three Months Ended December 31,
                                           ---------------------------------
                                                 2005             2004
                                           ---------------   ---------------
                                                       (Unaudited)
                                               Hiland
                                            Partners, LP      Predecessor(A)
                                           ---------------   ---------------
                                                   (in thousands)
Total Segment Margin Data:
Midstream revenues                         $        67,090   $        28,010
Midstream purchases                                 55,541            22,686
                                           ---------------   ---------------
Midstream segment margin                            11,549             5,324
Compression revenues(B)                              1,205                 -
                                           ---------------   ---------------
Total segment margin (C)                   $        12,754   $         5,324
                                           ===============   ===============
Summary of Operations Data:
Midstream revenues                         $        67,090   $        28,010
Compression revenues                                 1,205                 -
                                           ---------------   ---------------
Total revenues                                      68,295            28,010
Operating costs and expenses:
Midstream purchases (exclusive of items
shown separately below)                             55,541            22,686
Operations and maintenance expenses                  2,277             1,309
Depreciation and amortization expenses               4,187             1,124
Gain on asset sales                                      -                (4)
General and administrative expenses                    931               402
                                           ---------------   ---------------
Total operating costs and expenses                  62,936            25,517
                                           ---------------   ---------------
Operating income                                     5,359             2,493
Other income (expense)                              (1,221)             (203)
                                           ---------------   ---------------
Income from continuing operations                    4,138             2,290
Discontinued operations                                  -                 1
                                           ---------------   ---------------
Net income                                           4,138             2,291

Add:
Depreciation, amortization and accretion             4,187             1,124
Amortization of deferred loan costs                    124                26
Interest expense                                     1,176               194
                                           ---------------   ---------------
EBITDA (D)                                 $         9,625   $         3,635
                                           ===============   ===============
Maintenance capital expenditures           $           763   $           450
Expansion capital expenditures                       6,856                 -
                                           ---------------   ---------------
Total capital expenditures                 $         7,619   $           450
                                           ===============   ===============
Operating Data (unaudited):
Natural gas sales (MMBtu/d)                         59,122            39,613
NGL sales (Bbls/d)                                   3,163             1,250

                                                           Year Ended December 31,
                                      ----------------------------------------------------------------
                                                     2005                            2004
                                      ---------------------------------   ----------------------------
                                                          (Unaudited)
                                          Hiland
                                      Partners, LP(E)    Predecessor(A)     Total       Predecessor(A)
                                      ---------------   ---------------   ----------   ---------------
                                                               (in thousands)
Total Segment Margin Data:
Midstream revenues                    $       150,571   $        11,813   $  162,384   $        98,296
Midstream purchases                           123,342             9,747      133,089            82,532
                                      ---------------   ---------------   ----------   ---------------
Midstream segment margin                       27,229             2,066       29,295            15,764
Compression revenues(B)                         4,217                 -        4,217                 -
                                      ---------------   ---------------   ----------   ---------------
Total segment margin(C)               $        31,446   $         2,066   $   33,512   $        15,764
                                      ===============   ===============   ==========   ===============

Summary of Operations Data:
Midstream revenues                    $       150,571   $        11,813   $  162,384   $        98,296
Compression revenues                            4,217                 -        4,217                 -
                                      ---------------   ---------------   ----------   ---------------
Total revenues                                154,788            11,813      166,601            98,296

Operating costs and expenses:
Midstream purchases (exclusive
 of items shown separately below)             123,342             9,747      133,089            82,532

Operations and maintenance
 expenses                                       6,579               780        7,359             4,933
Depreciation and amortization
 expenses                                      10,600               512       11,112             4,127
Gain on asset sales                                 -                 -            -               (19)

General and administrative
 expenses                                       2,304               166        2,470             1,082
                                      ---------------   ---------------   ----------   ---------------
Total operating costs
 and expenses                                 142,825            11,205      154,030            92,655
                                      ---------------   ---------------   ----------   ---------------
Operating income                               11,963               608       12,571             5,641

Other income (expense)                         (2,119)             (115)      (2,234)             (764)
                                      ---------------   ---------------   ----------   ---------------
Income from continuing operations               9,844               493       10,337             4,877
Discontinued operations                             -                 -            -                35
                                      ---------------   ---------------   ----------   ---------------
Net income                                      9,844               493       10,337             4,912

Add:
Depreciation, amortization
 and accretion                                 10,600               512       11,112             4,127
Amortization of deferred
 loan costs                                       471                13          484               102
Interest expense                                1,834               108        1,942               702
                                      ---------------   ---------------   ----------   ---------------
EBITDA (D)                            $        22,749   $         1,126   $   23,875   $         9,843
                                      ===============   ===============   ==========   ===============
Maintenance capital
 expenditures                         $         1,988   $           237   $    2,225   $         1,693
Expansion capital
 expenditures                                  72,953                 -       72,953             3,474
Discontinued operations                             -                 -            -               159
                                      ---------------   ---------------   ----------   ---------------
Total capital
 expenditures                         $        74,941   $           237   $   75,178   $         5,326
                                      ===============   ===============   ==========   ===============
Operating Data (unaudited):
Natural gas sales (MMBtu/d)                    48,509            37,052       47,096            40,560
NGL sales (Bbls/d)                              2,077             1,206        1,965             1,133

     (A) Amounts presented in the Predecessor column include only the activity of Continental Gas, Inc. for the period prior to the formation of Hiland Partners, LP on February 15, 2005.
     (B) Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.
     (C)  Reconciliation of total segment margin to operating income:

                                            Three Months Ended December 31,
                                         -----------------------------------
                                                    2005             2004
                                         ----------------   ----------------
                                                    (Unaudited)
                                              Hiland
                                           Partners, LP      Predecessor (A)
                                         ----------------   ----------------
                                                    (in thousands)
Operating income                         $          5,359   $          2,493
Add:
Operations and maintenance expenses                 2,277              1,309
Depreciation and amortization expenses              4,187              1,124
Gain on asset sales                                     -                 (4)
General and administrative expenses                   931                402
                                         ----------------   ----------------
Total segment margin                     $         12,754   $          5,324
                                         ================   ================

                                                      Year Ended December 31,
                                 -------------------------------------------------------------------
                                                 2005                               2004
                                 -----------------------------------   -----------------------------
                                                       (Unaudited)
                                     Hiland
                                 Partners, LP (E)     Predecessor(A)      Total       Predecessor(A)
                                 ----------------   ----------------   ----------   ----------------
     (in thousands)
Operating income                 $         11,963   $            608   $   12,571   $          5,641
Add:
Operations and
 maintenance expenses                       6,579                780        7,359              4,933
Depreciation and
 amortization expenses                     10,600                512       11,112              4,127
Gain on asset sales                             -                  -            -                (19)
General and administrative
 expenses                                   2,304                166        2,470              1,082
                                 ----------------   ----------------   ----------   ----------------
Total segment margin             $         31,446   $          2,066   $   33,512   $         15,764
                                 ================   ================   ==========   ================

    We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, and cost of crude oil purchased by us from third parties. We define compression segment margin as the revenue derived from our compression segment.

     (D) We define EBITDA, a non-GAAP financial measure, as net income plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others to assess: (1) the financial performance of our assets without regard to financial methods, capital structure or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; (3) our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities. EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our banks and is used as a gauge for compliance with our financial covenants under our credit facility. EBITDA should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Our EBITDA may not be comparable to EBITDA of similarly titled measures of other entities, as other entities may not calculate EBITDA in the same manner as we do.

     (E) Amounts presented in the Hiland Partners, LP column include only the activity for the period beginning on February 15, 2005. These amounts include the operations of the Worland gathering system and compression assets acquired from Hiland Partners, LLC at the completion of our initial public offering and the operations of the Bakken gathering system assets acquired effective September 1, 2005.

SOURCE  Hiland Partners, LP
    -0-                             02/21/2006
    /CONTACT: Ken Maples, Vice President and CFO of Hiland Partners, LP, +1-580-242-6040 /
    /Web site:  http://www.hilandpartners.com /
    (HLND)